Exhibit 10.1

Schedule of Purchasers

The following institutional investors have entered in to stock purchase agreements with the Registrant in the form attached hereto:

1.	Clarion Capital Corporation

2.	UBS O’Connor LLC f/b/o O’Connor PIPES Corporate Strategies Master Ltd.

3.	UBS Securities, LLC F/A/O Highway Partners, LP

4.	UBS Securities, LLC F/A/O Thruway Partners, LP

5.	UBS Securities, LLC F/A/O Expressway Partners, LTD.

6.	Narragansett Offshore, Ltd.

7.	Narragansett I, LP

8.	AXA Premier VIP Agressive Equity Fund – Multi Cap

9.	Maverick Fund USA, Ltd.

10.	Maverick Fund, L.D.C.

11.	Maverick Fund II, Ltd.

12.	SF Capital Partners Ltd.

13.	Merlin BioMed Int’l Ltd.

14.	Merlin BioMed II, L.P.

15.	Merlin BioMed, L.P.

16.	Citadel Equity Fund, Ltd.

17.	Iroquois Capital LP

18.	SDS Capital Group SPC, Ltd.

19.	Morgan Stanley FBO MPM BioEquities Master Fund, LP

20.	Morgan Stanley FBO MPM BioEquities Fund GmBH & Co, KG

21.	Morgan Stanley FBO MPM BioEquities Investors Fund LLC

STOCK PURCHASE AGREEMENT

Curis, Inc.

61 Moulton Street

Cambridge, MA 02138

The undersigned (the “Investor”), hereby confirms its agreement with you as follows:

1. This Stock Purchase Agreement (the “Agreement”) is made as of the date set forth below between Curis, Inc., a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance of up to (i)                      shares of common stock of the Company, $0.01 par value per share (the “Common Stock”) and (ii) as specified by the Company warrants to purchase                      shares of Common Stock (the “Warrants”, collectively with the Common Stock, the “Shares”) to certain investors in a registered direct offering (the “Offering”).

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor                      shares of Common Stock and as specified by the Company warrants to purchase                      shares of Common Stock (the form of Warrant is attached to Annex I as Exhibit C), for an aggregate purchase price as specified by the Company as $                     (based on a purchase price of $         that entitles the Investor to (i) one share of Common Stock and (ii) a Warrant to purchase one-tenth (1/10th) of a share of Common Stock) pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. Unless otherwise requested by the Investor, certificates representing the Shares purchased by the Investor will be registered in the Investor’s name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

________________________________________________________________________________________________________________________________

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: , 2004 (the “Execution Date”)

“INVESTOR”

By:
Print Name:
Title:
Address:

AGREED AND ACCEPTED:
CURIS, INC.

By:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares; Registration. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares. The Company has filed a registration statement on Form S-3, File No. 333-111525 (the “Registration Statement”), which registration statement has been declared effective by the Securities and Exchange Commission (the “Commission”) on January 7, 2004, has remained effective since such date and is effective on the date hereof.

2. Agreement to Sell and Purchase the Shares; Subscription Date.

2.1 At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on the signature page to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) at the purchase price set forth on such Signature Page.

2.2 The Company may enter into this same or a similar form of Stock Purchase Agreement with certain other investors (the “Other Investors”) and may complete sales of Shares to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Stock Purchase Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”)

2.3 Investor acknowledges that: (a) the Company has retained Leerink Swann & Company as placement agent (in its capacity as placement agent of the Shares, the “Placement Agent”); (b) the Company intends to pay the Placement Agent a fee in respect of the sale of Shares to the Investor; and (c) the offering of the Shares is not a firm commitment underwriting.

3. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Wilmer Cutler Pickering Hale and Dorr, 60 State Street, Boston, MA 02109, at 10:00 o’clock A.M. E.S.T. on             , 2004 (the “Closing Date”), but in no event earlier than such date and time as the escrow agent (as identified on Exhibit B) shall have received all of the executed Stock Purchase Agreements. The executed Stock Purchase Agreements and the purchase price were transferred by the Investors (jointly the “Escrowed Property”) will be held in a non-interest bearing account by the Escrow Agent until the Closing is confirmed by the Company and Placement Agent. If the Closing does not occur, the funds will be returned to the Investors. All wires should be sent to Mintz Levin Cohn Ferris Glovsky and Popeo PC, as Escrow Agent, Fleet Bank of Massachusetts, N.A., Malden MA 02148, ABA#011000138, Account Name: Mintz Levin Cohn Ferris Glovsky and Popeo PC IOLTA Account, Account Number 534-66888, Reference: Leerink Swann: 22437-038. At the Closing, upon written instruction of the Company and the Placement Agent, the escrow agent shall release the Escrowed Property (as defined on Exhibit B) to the Company and the Company shall arrange delivery to the Investor of one or more certificates representing the number of Shares set forth on the signature page hereto, each such certificate to be registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor. Such certificates shall be unlegended and free of any resale restrictions.

The Company’s obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page hereto; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing. Notwithstanding anything herein to the contrary, the Company may terminate this Offering or reject any subscription at any time in its sole discretion. The execution of this Agreement by the Investor or solicitation of the investment contemplated hereby shall create no obligation on the part of the Company or the Placement Agent to accept any subscription or complete the Offering.

The Investor’s obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing Date); and (b) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the other Investors, if any, of the Shares that they have agreed to purchase from the Company. Except as specifically provided in the foregoing sentence, the Investor hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Investor, and that, except as required by law, the Investor is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Investor hereunder and that if the Investor is an individual this Agreement shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

4. Representations, Warranties and Covenants of the Company. Except as otherwise described in the Company’s filings with the Commission since December 31, 2003, including, without limitation, the Registration Statement (the “Commission Documents”) and in the Company’s press releases since December 31, 2003, including the documents incorporated by reference therein (the Commission Documents and press releases are collectively referred to herein as the “Company Information”), which qualify the following representations and warranties in their entirety, the Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to conduct its business as described in its Company Information. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (i) in which the nature of the business conducted or as proposed to be conducted in its Company Information, by it or the properties owned, leased or operated by it, makes such qualification or licensing necessary and (ii) where the failure to be so qualified or licensed could have a material adverse effect upon the business, properties or financial condition of the Company (“Material Adverse Effect”).

4.2 Capitalization and Voting Rights. The authorized, issued and outstanding capital stock of the Company is as set forth in its Commission Documents as of the date thereof; all issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in the Company Information and except for shares reserved for issuance pursuant to employee and consultant benefit and option plans within the limits specified therein, there are no outstanding options, warrants, agreements, commitments, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company nor are there any agreements, promises or commitments to issue any of the foregoing. Except as set forth in the Company’s SEC filings, in this Agreement and as otherwise required by law, there are no restrictions upon the voting or transfer of the Shares pursuant to the Company’s Certificate of Incorporation, as amended, (the “Certificate of Incorporation”), By-laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

4.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Shares have been duly and validly authorized and, upon the issuance and delivery thereof and payment therefor as contemplated by this Agreement, the shares of Common Stock will be free and clear of liens other than liens caused by the Investor, duly and validly authorized and issued, fully paid and nonassessable and, upon payment of the exercise price in accordance with the terms of the Warrant, the shares of Common Stock issuable upon exercise of the Warrants shall be free and clear of liens other than liens caused by the Investor, duly and validly authorized and issued, fully paid and nonassessable. The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

4.4 No Conflict; Governmental Consents.

(a) The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby and the offer and sale of the Shares will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or By-laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the

Company is a party or by which it is bound or to which any of its properties or assets is subject, where such conflict, breach or default is likely to result in a Material Adverse Effect, nor result in the creation or imposition of any lien upon any of the material properties or assets of the Company.

(b) No consent, waiver, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issuance and sale of the Shares, except such filings as may be required to be made, and which shall have been made at or prior to the required time, with the SEC, the NASD and The Nasdaq Stock Market, Inc. (“Nasdaq”), and with any state or foreign blue sky or securities regulatory authority.

4.5 Licenses. The Company has all licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith, except for any licenses, permits or other governmental authorizations, the lack of which would not likely result in a Material Adverse Effect.

4.6 Litigation. The Company knows of no pending or threatened legal or governmental proceedings against the Company which would likely result in a Material Adverse Effect.

4.7 Accuracy of Reports. All reports required to be filed by the Company within the three years prior to the date of this Agreement under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), have been duly and timely filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.8 Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

4.9 Listing. The Company hereby represents and warrants to the Investor that it will take any necessary action in accordance with the rules of the Nasdaq Stock Market to enable the Common Stock issued and sold hereunder, and the Common Stock underlying the Warrants, to trade on the Nasdaq Stock Market.

4.10 No Material Adverse Change. Since the filing of the Company’s most recent Quarterly Report on Form 10-Q, (i) there has not been any undisclosed Material Adverse Effect, and (ii) there has been no event or condition of any character that would reasonably result in a Material Adverse Effect.

4.11 Financial Statements. The financial statements included in the Company’s most recent Annual Report on Form 10-K, for the fiscal year ended December 31, 2003, and all other reports filed by the Company pursuant to the Exchange Act since the filing of such Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”) present fairly and accurately in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except (i) as may otherwise be indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited, interim statements, to the extent they may exclude footnotes, may be condensed or summary statements or may be subject to year-end adjustments. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, to the best of the Company’s knowledge, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

4.12 Compliance with Laws. The Company is in compliance with all applicable Nasdaq continued listing requirements. There are no proceedings pending or to the Company’s knowledge threatened against the Company relating to the continued listing of the Company’s Common Stock on the Nasdaq Stock Market and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from the Nasdaq Stock Market.

4.13 Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and intends to comply in all material respects with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, not currently in effect upon the effectiveness of such provisions.

4.14 Disclosure. To the best of the Company’s knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Investor by the Company in connection with the transactions contemplated by this Agreement, taken as a whole together with the Company Information, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

4.15 Registration Statement. The sale and issuance by the Company of the Shares have been validly registered pursuant to the Registration Statement, as supplemented, and the shares of Common Stock will be issued without a restrictive legend.

5. Representations, Warranties and Covenants of the Investor.

5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in Shares issued by the

Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the number of Shares set forth on the Signature Page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting such Investor’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws); (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) the Investor, after giving effect to the transactions contemplated hereby, will not, either individually or with a group (as defined in Section 13(d)(3) of the Exchange Act), be the beneficial owner of 15% or more of the Company’s outstanding Common Stock. For purposes of this Section 5.1 (i) beneficial ownership shall be determined pursuant to Rule 13d-3 under the Exchange Act and (ii) the word Shares shall include the shares of Common Stock issuable upon exercise of the Warrants issued and sold.

5.2 Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares.

5.3 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

5.4 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

5.5 The Investor agrees that beginning on the date hereof until the date ninety (90) days after the Closing, the Investor will not enter into any Short Sales. For purposes of the foregoing sentence, a “Short Sale” by an Investor means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Investor has no equivalent offsetting long position in the Common Stock, exclusive of the Shares. For purposes of determining whether an

Investor has an equivalent offsetting long position in the Common Stock, all Common Stock that would be issuable upon exercise in full of all options then held by such Investor (assuming that such options were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Investor.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Curis, Inc.
61 Moulton Street
Cambridge, MA 02138

Attention: Chief Executive Officer
Phone: (617) 503-6680
Telecopy: (617) 492-8287

with a copy mailed to:

Wilmer Cutler Pickering Hale and Dorr
60 State Street
Boston, MA 02109

Attention: Steven D. Singer, Esq.
Phone: (617) 526-6410
Telecopy: (617) 526-5000

(b)	if to the Placement Agent, to:

Leerink Swann & Company
590 Madison Avenue, 31st Floor
New York, NY 10022

Attention: Stuart Barich
Phone: (212) 277-6206
Telecopy: (212) 277-6168

with a copy mailed to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue, 25th Floor
New York, NY 10017

Attention: Ivan K. Blumenthal, Esq.
Phone: (212) 935-3000
Telecopy: (212) 983-3115

(c) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

13. Third Party Beneficiary. Except as provided on Exhibit B, nothing in this Agreement shall create or be deemed to create any rights with respect to the Placement Agent or in any person or entity not a party to this Agreement.

* * * *

EXHIBIT A

CURIS, INC.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 5 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

EXHIBIT B

Escrow Provisions

To induce Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. to serve as the escrow agent (“Escrow Agent”) and to act in such capacity hereunder, it is agreed by the parties hereto that:

B.1 The escrow agent shall not be under any duty to give the property held by it hereunder (the “Escrowed Property”) any greater degree of care than it gives its own similar property.

B.2 The provisions of this Exhibit B of this Agreement expressly sets forth all the duties of the escrow agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the escrow agent. The escrow agent shall not be bound by the provisions of any agreement among the other parties hereto except this Exhibit B of this Agreement.

B.3 The escrow agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the escrow agent, the other parties hereto shall jointly and severally indemnify and hold harmless the escrow agent from and against any and all losses, liabilities, claims, actions, damages and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of or in connection with this Agreement.

B.4 The escrow agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The escrow agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

B.5 The escrow agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

B.6 The escrow agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The other parties shall, on a joint and several basis, pay or reimburse the escrow agent upon request for any and all expenses, if any, incurred by the escrow agent in connection with this Agreement and transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the escrow agent from any amounts that it is obligated to pay in the way of such expenses and taxes. The escrow agent shall first seek such payment or reimbursement from the Company, and in the event is unable to do so, shall seek such payment and reimbursement from the Investors. This Section B.6 and Section B.3 shall survive notwithstanding any termination of this Agreement or the resignation of the escrow agent.

B.7 The escrow agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

B.8 The escrow agent may at any time resign as such by delivering the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the escrow agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the escrow agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the escrow agent has not received a designation of a successor escrow agent, the escrow agent’s sole responsibility after that time shall be to safekeep the Escrowed Property until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

B.9 In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the escrow agent in good faith is in doubt as to what action it should take hereunder, the escrow agent shall be entitled to retain the Escrowed Property until the escrow agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrowed Property, in which event the escrow agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the escrow agent to the effect that said opinion is final and non-appealable.

B.10 Notwithstanding anything to the contrary contained herein, the escrow agent’s duties and obligations hereunder shall terminate upon the release and distribution of the Escrowed Property in accordance with the terms of this Agreement.

Each of the Company and the Investor understands and agrees that, notwithstanding its duties as escrow agent hereunder, the escrow agent is the attorney for the Placement Agent, and, accordingly, neither any services as escrow agent hereunder nor any provisions hereof, either express or implied, shall restrict or inhibit the escrow agent in any way from representing the Placement Agent or its affiliates in any action, dispute, controversy, arbitration, suit or negotiation arising under this Agreement or under any other agreement or in any manner or context whatsoever, whether or not directly or indirectly involving the Placement Agent or its affiliates. Notwithstanding anything to the contrary contained herein, if at any time a law firm representing either Placement Agent or Investor serves or is serving as escrow agent, then with respect to such law firm’s capacity as escrow agent, such counsel shall not for these purposes serve as the agent for either of the parties, but shall be a fiduciary of both parties.

Exhibit C

CURIS, INC.

WARRANT

Warrant No. [ ]	Date of Original Issuance: October [ ], 2004

Curis, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received,                      or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [    ] shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to [$  ] per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including October [    ], 2009 (the “Expiration Date”), and subject to the following terms and conditions:

1.	Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Stock Purchase Agreement of even date herewith to which the Company and the original Holder are parties (the “Purchase Agreement”).

2.	Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.	Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.	Exercise and Duration of Warrants. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:00 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.

5.	Delivery of Warrant Shares.

(a)	To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three business days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A “Date of Exercise” means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)	If by the third business day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)	The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.	Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.	Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.	Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.	Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)	Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)	Fundamental Transactions. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)	Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)	Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)	Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(f)	Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock,

including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.	Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)	Cash Exercise. The Holder may deliver immediately available funds; or

(b)	Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five business days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11.	No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the Nasdaq Stock Market or such other national exchange on which the Common Stock is then traded.

12.	Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Curis, Inc., Attn: Chief Executive Officer, Facsimile No.: (617) 492-8287, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13.	Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14.	Miscellaneous.

(a)	This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)	All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(c)	The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)	In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CURIS, INC.

By:
Name:
Title:

CURIS, INC.

WARRANT ORIGINALLY ISSUED OCTOBER [    ], 2004

WARRANT NO. [    ]

EXERCISE NOTICE

To CURIS, INC.:

The undersigned hereby irrevocably elects to purchase                          shares of Common Stock pursuant to the above captioned Warrant, and, if such Holder is not utilizing the cashless exercise provisions set forth in the Warrant, encloses herewith $             in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER

(Please print name and address)

A-1

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

B-2

CURIS, INC.

WARRANT ORIGINALLY ISSUED OCTOBER [    ], 2004

WARRANT NO. [    ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                               the right represented by the above-captioned Warrant to purchase                          shares of Common Stock to which such Warrant relates and appoints                              attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:                    ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)
Address of Transferee

In the presence of:

_________________________

NYC 302554v3